EXHIBIT 99.1

Company Contacts:	Investor Relations Contacts:
Compex Technologies, Inc. Dan W. Gladney, CEO Scott P. Youngstrom, CFO (651) 631-0590 www.compextechnologies.com	E-mail: investorrelations@rehabilicare.com

COMPEX TECHNOLOGIES REPORTS
FISCAL 2004 SECOND QUARTER RESULTS

Announces Record Quarterly Revenues

NEW BRIGHTON, MN (February 12, 2004) — Compex Technologies, Inc. (NASDAQ NM: CMPX) today reported results of operations for the fiscal 2004 second quarter ended December 31, 2003.

Consolidated net sales and rental revenue for the second quarter was a record $22.5 million, an increase of 20% over the prior year’s second quarter revenue of $18.7 million. U.S. revenue was $13.5 million, up 9% from $12.4 million in the same period last year. International revenue was $9.0 million, an increase of 42% compared with $6.3 million in the prior year’s second quarter.

The gross profit margin for the quarter was 68.1%, compared with 69.2% last year. Selling, general and administrative expenses were $12.5 million, or 55.6% of revenue, compared with $10.7 million, or 57.4% of revenue, in the fiscal 2003 second quarter.

Net income was $1.2 million, or $0.10 per diluted share, compared with $942,000, or $0.08 per diluted share in the same period last year.

For the six months ended December 31, 2003, net revenue was $41.6 million, an increase of 14% compared with total revenue of $36.5 million for the six months ended December 31, 2002. Net income for the first half of fiscal 2004 was $1.6 million, or $0.13 per diluted share, compared with net income of $1.9 million, or $0.17 per diluted share in the comparable prior-year period.

“Through the first six months of the year, every product segment we have is up over the same period last year,” said Dan W. Gladney, President and CEO, “with the consumer product line up just over 35%. We ended the quarter with record revenues, up 20% over the prior year, with increased sales accounting for 12% of the gain and favorable exchange rates accounting for 8%.”

Mr. Gladney continued, “International sales continue to be erratic. Of the 42% increase in revenues, 22% was generated by favorable exchange rates, 12% was due to the acquisition of Filsport, and 9% was generated by the addition of Slendertone. The underlying business, however, saw a 3% decline in volumes across Europe. Nevertheless, we expect our European business to stabilize in the remainder of fiscal 2004.”

Noting that the Company completed an $8.9 million private placement during the quarter, Mr. Gladney also explained, “We have shored up the financial strength and stability of the company by using the majority of the net proceeds to reduce our short-term credit facilities and long-term debt. As a result, we ended the quarter with $6.3 million in debt, down $8.3 million from where we started the quarter.”

Compex Technologies has scheduled an investor conference call at 1:00 p.m. Eastern Time on Thursday, February 12th, 2004, at which it will discuss:

•	Results of operations for the quarter ended December 31, 2003

•	Recent developments in new product initiatives, endorsements, acquisitions and personnel changes

•	Goals and objectives for the year ending June 30, 2004 .

To participate in the live call, please dial (800) 245-3043 and reference Conference ID: Compex. International callers please dial (785) 832-1508 and use the same Conference ID. A telephone replay will be available until 11:00 p.m. Eastern Time on February 26th by dialing (800) 839-8389 domestically and (402) 271-9156 internationally. Investors may also find investor information, including information about how to access replays of the conference call, at the Compex Technologies website at www.compextechnologies.com under the caption “About Us — Investor Relations.”

Compex Technologies, Inc. is engaged in the manufacture and sale of healthcare products based upon electrical stimulation technologies designed to improve health, wellness, athletic performance and physical fitness.

Cautionary Statement: All statements other than historical facts included in this release regarding future operations, and particularly on the outlook for 2004, are subject to the risks inherent in predictions and “forward looking statements.” These statements are based on the beliefs and assumptions of management of Compex Technologies and on information currently available to management. Nevertheless, these forward-looking statements should not be construed as guarantees of future performance. They involve risks, uncertainties, and assumptions identified in Compex Technologies filings with the SEC, including:

•	The effect of acquisitions on our results of operations;

•	The difficulties in predicting the amount and timing of consumer acceptance of new products;

•	The increasing reliance on results of our international operations;

•	The effect of fluctuating exchange rates on our international results;

•	Our substantial balances of third-party billing business and resulting accounts receivable and the sensitivity of our results to the accuracy of its reserve for uncollectible receivables;

•	Changes in, and our compliance with, regulation and industry practice that affects the rates at which its products are reimbursed, the way it manufactures its products, and the documentation which it submits for reimbursement;

Other factors that affect the industry in which Compex Technologies functions include negative publicity about electrical stimulation products for medical and fitness applications and world events that affect the economies of the countries in which its products are sold.

-Tables to Follow-

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		December 31

	2002	2003	2002	2003

Net sales and rental revenue	$18,735,080	$22,464,599	$36,472,820	$41,620,865
Cost of sales and rentals	5,777,255	7,160,507	11,224,682	13,597,753

Gross profit	12,957,825	15,304,092	25,248,138	28,023,112
Operating expenses:
Selling, general and administrative	10,749,933	12,489,166	20,710,537	23,892,408
Research and development	517,503	646,673	1,041,576	1,275,150

Total operating expenses	11,267,436	13,135,839	21,752,113	25,167,558

Income from operations	1,690,389	2,168,253	3,496,025	2,855,554
Other income (expense):
Interest expense	(101,647)	(142,868)	(214,115)	(296,611)
Other	35,510	22,198	43,349	77,797

Income before income taxes	1,624,252	2,047,583	3,325,259	2,636,740
Income tax provision	682,000	819,000	1,396,000	1,054,000

Net income	$942,252	$1,228,583	$1,929,259	$1,582,740

Net income per common and common equivalent share
Basic	$0.09	$0.11	$0.18	$0.14

Diluted	$0.08	$0.10	$0.17	$0.13

Weighted average number of shares outstanding
Basic	10,965,635	11,561,292	10,951,112	11,293,216

Diluted	11,145,024	12,593,070	11,095,913	12,217,516

COMPEX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2003	2003

ASSETS
Current Assets:
Cash and cash equivalents	$5,056,007	$2,920,406
Receivables, less reserve of $15,200,590 and $16,028,109	24,955,130	27,403,202
Inventories:
Raw materials	1,393,470	1,334,383
Work in process	33,670	33,608
Finished goods	10,301,198	13,798,988
Deferred tax assets	4,675,394	4,675,394
Prepaid expenses	2,378,044	2,325,397

Total current assets	48,792,913	52,491,378
Property, plant and equipment, net	4,536,804	4,598,704
Goodwill, net	10,583,287	15,691,113
Other intangible assets, net	883,634	750,781
Deferred tax assets	750,926	826,170
Other assets	104,743	149,935

	$65,652,307	$74,508,081

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$5,363,850	$2,208,284
Note payable	4,500,000	1,000,000
Accounts payable	4,028,608	4,799,576
Accrued liabilities:
Payroll	1,567,710	1,869,911
Commissions	679,015	1,045,199
Income taxes	2,725,341	1,464,689
Other	3,349,986	5,249,380

Total current liabilities	22,214,510	17,637,039
Long-Term Liabilities:
Long-term debt	1,217,268	3,085,460
Deferred tax liabilities	675,885	733,527

Total liabilities	24,107,663	21,456,026
Stockholders’ Equity:
Common stock, $.10 par value; 30,000,000 shares authorized; issued and outstanding 10,948,469 and 12,115,925 shares, respectively	1,094,847	1,211,592
Preferred stock, no par value; 5,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	21,650,978	30,397,975
Accumulated other non-owner changes in equity	1,870,183	2,931,112
Retained earnings	16,928,636	18,511,376

Total stockholders’ equity	41,544,644	53,052,055

	$65,652,307	$74,508,081